Exhibit 3.14

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

WELDING SERVICES INC.

WELDING SERVICES INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT:

FIRST: The name of the corporation is Welding Services Inc. (the “Corporation”);

SECOND: The Certificate of Incorporation of the Corporation is hereby amended by deleting the First Article in its entirety and substituting in lieu thereof the following said Article:

“FIRST: The name of the corporation is Aquilex WSI, Inc. (the “Corporation”).”

THIRD: The foregoing Certificate of Amendment to the Certificate of Incorporation of Welding Services Inc. has been duly authorized by this Corporation’s Board of Directors and stockholders in accordance with the applicable provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, being the                              of the Corporation, has executed, signed and acknowledged this certificate of amendment this      day of December, 2009.

By:	/s/ Jay W. Ferguson
Name:	Jay W. Ferguson
Title:	Executive Vice President, an Authorized Officer